SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 20, 2006
                                                --------------------------------

Commission        Registrant, State of Incorporation,       I.R.S. Employer
File Number       Address and Telephone Number              Identification No.

1-3526            The Southern Company                      58-0690070
                  (A Delaware Corporation)
                  30 Ivan Allen, Jr. Blvd., N.W.
                  Atlanta, Georgia 30308
                  (404) 506-5000
1-3164            Alabama Power Company                     63-0004250
                  (An Alabama Corporation)
                  600 North 18th Street
                  Birmingham, Alabama 35291
                  (205) 257-1000
1-6468            Georgia Power Company                     58-0257110
                  (A Georgia Corporation)
                  241 Ralph McGill Boulevard, N.E.
                  Atlanta, Georgia 30308
                  (404) 506-6526
0-2429            Gulf Power Company                        59-0276810
                  (A Florida Corporation)
                  One Energy Place
                  Pensacola, Florida 32520
                  (850) 444-6111
001-11229         Mississippi Power Company                 64-0205820
                  (A Mississippi Corporation)
                  2992 West Beach
                  Gulfport, Mississippi 39501
                  (228) 864-1211
1-5072            Savannah Electric and Power Company       58-0418070
                  (A Georgia Corporation)
                  600 East Bay Street
                  Savannah, Georgia 31401
                  (912) 644-7171

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by six registrants: The Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry Into a Material Definitive Agreement

         On February 20, 2006, the Compensation and Management Succession Committee of the Board of Directors (the "Compensation Committee") of The Southern Company ("Southern Company") established the performance criteria for fiscal year 2006 annual performance-based compensation and future performance-based dividend equivalent awards under the Southern Company Omnibus Incentive Compensation Plan (the "Omnibus Plan"). These criteria are applicable to all participants in the Omnibus Plan, which include executive officers of Southern Company and its subsidiaries, including Alabama Power Company ("Alabama Power"), Georgia Power Company ("Georgia Power"), Gulf Power Company ("Gulf Power"), Mississippi Power Company ("Mississippi Power") and Savannah Electric and Power Company ("Savannah Electric") (together the "subsidiary registrants"). The Compensation Committee also approved annual base salary adjustments for Southern Company executive officers and approved the parameters for annual base salary adjustments for executive officers of the subsidiary registrants. Performance Goals under the Omnibus Plan

         Under the Omnibus Plan, annual performance-based compensation may be paid to the executive officers of Southern Company and the subsidiary registrants. Annual performance-based compensation is based on the attainment of corporate performance goals and attainment of the respective business unit's operational goals. On February 20, 2006, the Compensation Committee established the corporate performance goals for fiscal year 2006, which include specific targets for (i) Southern Company earnings per share (50 percent weighting) and
(ii) subsidiary companies' net income or return on equity (50 percent weighting).

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         With respect to each corporate performance goal, the Compensation
Committee established a target performance level. Performance above or below the targets will result in proportionately higher or lower annual performance-based compensation. The amount will then be adjusted, up or down, based on the degree of achievement of the respective business unit's operational goals. For fiscal year 2006, the Compensation Committee also established these operational goal categories, including (i) capital expenditures, (ii) transmission and distribution system reliability, (iii) customer satisfaction, (iv) plant availability, (v) safety, (vi) diversity and (vii) price.
         A target percentage of base pay was established for each executive officer based on his or her position level for target-level performance. The target percentage of base pay established for David M. Ratcliffe, President and Chief Executive Officer of Southern Company, Thomas A. Fanning, Executive Vice President, Chief Financial Officer and Treasurer of Southern Company, Michael D. Garrett, Executive Vice President of Southern Company and President and Chief Executive Officer of Georgia Power, G. Edison Holland, Executive Vice President, General Counsel and Secretary of Southern Company, and Charles D. McCrary, Executive Vice President of Southern Company and President and Chief Executive Officer of Alabama Power, are 100 percent, 75 percent, 75 percent, 60 percent and 75 percent, respectively. Target annual performance-based compensation for the other executive officers of Southern Company and the subsidiary registrants ranges from 40 percent to 60 percent of base salary. Annual performance-based compensation may range from zero percent of the target to 230 percent based on actual corporate and individual performance.

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         No annual performance-based compensation will be paid if performance is below a threshold level or if a minimum Southern Company net income level is not reached. Also, no annual performance-based compensation will be paid if Southern Company's net income is not sufficient to fund the common stock dividend at the same level as the prior year. The Compensation Committee also capped the maximum amount of the annual performance-based compensation for each Southern Company executive officer at 0.6 percent of Southern Company's net income.

         Under the Omnibus Plan, executive officers of Southern Company and the subsidiary registrants also may receive performance-based dividend equivalents on most stock options held at the end of a fiscal year. Payments of performance-based dividend equivalents are based on total stockholder return over a four-year measurement period. On February 20, 2006, the Compensation Committee (i) irrevocably authorized the payment of performance-based dividend equivalents for the four-year performance measurement period ending on December 31, 2006 based on previously established performance criteria, and (ii) established the performance criteria for performance-based dividend equivalents payable for the four-year performance measurement period ending on December 31, 2009. For these performance measurement periods, dividend equivalents may range from approximately 5 percent of Southern Company's common stock dividend paid during the year if total stockholder return over a four-year measurement period, compared to a group of other utility companies, is at the first position above the 10th percentile to 100 percent of the dividend paid if total stockholder return reaches the 90th percentile. No dividend equivalents are paid if total stockholder return over the applicable period is at or below the 10th percentile or if Southern Company's net income is not sufficient to fund the current common

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stock dividend. The Compensation Committee also capped the maximum amount of the performance dividend equivalents for each Southern Company executive officer at
0.6 percent of Southern Company's average net income over each four-year performance measurement period.

Base Salary Adjustments

         On February 20, 2006, as part of its overall review of executive compensation for fiscal year 2006, the Compensation Committee approved annual base salary adjustments for the Chief Executive Officer and the four other most highly compensated executive officers of Southern Company. To assist the Committee in determining appropriate base salary adjustments for fiscal year 2006, the Committee retained an independent executive compensation consultant who provided information on total executive compensation paid at other large companies in the electric and gas utility industries. The current annual base salaries (as adjusted) of Messrs. Ratcliffe, Fanning, Garrett, Holland and McCrary are $1,039,300, $592,000, $586,000, $526,000 and $615,000 respectively.

         In addition, the Compensation Committee approved the annual base salary adjustments for other executive officers of Southern Company and the parameters for establishing the annual base salary adjustments for the executive officers of the subsidiary registrants. In accordance with these parameters, the Chief Executive Officer of Southern Company and the Chief Executive Officer of each subsidiary registrant, as appropriate, will approve annual base salary adjustments for executive officers of the subsidiary registrants.

         All base salary adjustments will be effective March 1, 2006.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
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     On February 20, 2006, Southern Company's Board of Directors elected two new members, Juanita P. Baranco and William G. Smith, Jr., effective February 22, 2006. Ms. Baranco is the Executive Vice President and Chief Operating Officer of Baranco Automotive Group. Mr. Smith is the President and Chief Executive Officer of Capital City Bank Group, Inc. and Chairman of the Board of Directors of Capital City Bank.

     Ms. Baranco was appointed to serve on the Audit Committee effective March 16, 2006 and Mr. Smith was appointed to serve on the Finance and Compensation and Management Succession Committees effective February 22, 2006.

     In connection with the election of Ms. Baranco and Mr. Smith, each of Daniel P. Amos and Bruce S. Gordon resigned from their positions as members of the Board of Directors, effective February 21, 2006.


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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 24, 2006               THE SOUTHERN COMPANY



                                        By     /s/Patricia A. Robers
                                                Patricia A. Roberts
                                                Assistant Secretary


                                        ALABAMA POWER COMPANY
                                        GEORGIA POWER COMPANY
                                        GULF POWER COMPANY
                                        MISSISSIPPI POWER COMPANY
                                        SAVANNAH ELECTRIC AND POWER COMPANY



                                        By        /s/Wayne Boston
                                                   Wayne Boston
                                                Assistant Secretary